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                                                              Exhibit 10.12


Moore                                                        Share Plan for
Corporation                                                    Non-Employee
Limited                                                           Directors


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6100 Vipond Drive
Mississauga, Ontario, Canada  L5T 2X1



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Moore                                                        Share Plan for
Corporation                                                    Non-Employee
Limited                                                           Directors

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        Table of Contents                                          Page No.

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                                   Section 1.
                               General Provisions

1.1.    Purpose......................................................    1
1.2.    Definitions..................................................    1
1.3.    Administration...............................................    2

                                   Section 2.
                              Awards Under the Plan

2.1.    Payment and Deferral of Annual Retainer......................    2
2.2.    Payment of Meeting and Chairmanship Fees.....................    3
2.3.    Adjustments and Reorganizations..............................    3
2.4.    Termination of Board Service.................................    3
2.5.    Transferability of Awards....................................    4
2.6.    No Right to Service..........................................    4
2.7.    Unfunded Plan................................................    4
2.8.    Successors and Assigns.......................................    4
2.9.    Plan Amendment...............................................    4
2.10.   Plan Termination.............................................    4
2.11.   Governing Law................................................    4





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Section 1.  General Provisions

1.1.     Purpose

                  The purpose of the Share Plan of Moore Corporation Limited (the "Corporation") for Non-Employee Directors (the "Plan") is to promote a greater alignment of interests between non-employee members of the Board and the shareholders of the Corporation.

1.2.     Definitions

                  As used in the Plan, the following terms have the respective meanings:

   (a) "Average Cost" means the average cost per share of the Common Shares purchased by the trustee pursuant to paragraph 2.1(b);
   (b)   "Board" means the Board of Directors of the Corporation;
   (c) "Committee" means the Compensation Committee of the Corporation's Board of Directors, or such other persons designated by the Corporation's Board of Directors;
   (d)   "Common Share" means a common share of Moore Corporation Limited;
   (e)   "Common Share Award" means an award of Common Shares under the Plan;
   (f)   "Corporation" means Moore Corporation Limited;
   (g) "Deferred Share Unit" means a bookkeeping entry, equivalent in value to a Common Share, credited in accordance with an election made by an Eligible Director pursuant to Section 2.1;
   (h) "Election Date" means the date on which an Eligible Director files an election with the Secretary of the Corporation pursuant to Section 2.1(a);
   (i) "Eligible Director" means any director who is neither an employee nor an officer of the Corporation or any subsidiary of the Corporation on the applicable Election Date and includes the non-executive Chairman of the Board;
   (j) "Fair Market Value" means the average of the high and low prices at which the Common Shares are traded on The Toronto Stock Exchange on the trading day preceding the grant (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), or, if the Common Shares are not so listed or traded, the Fair Market Value shall be the value established by the Committee in good faith;
   (k) "Plan" means the Moore Corporation Limited Share Plan for Non-Employee Directors;
   (l) "Purchase Date" means the date on which Common Shares are purchased pursuant to Section 5(b) in order to pay Common Share Awards (or, if the Eligible Director has elected to receive Deferred Share Units, the date on which Common Shares would have been provided had the Eligible Director chosen to receive Common Share Awards), which shall be, unless otherwise determined by the Committee, the later of the third business day following the release of the Corporation's second quarter results for the year in which the Eligible Director's annual term commenced or the third business day following the first release of the Corporation's quarterly results that occurs after the Eligible Director's annual term commenced.

1.2.1.   Effective Date

         The Plan shall be effective as of July 1, 1997.


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1.3.     Administration

                  The Plan shall be administered by the Committee, which is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.


Section 2.  Awards Under the Plan

2.1.     Payment and Deferral of Annual Retainer

                  Each Eligible Director shall elect to receive up to US$15,000 of the annual retainer of US$25,000 in cash and the balance in the form of Deferred Share Units or Common Share Awards, subject to such rules, approvals and conditions as the Committee may impose. The Committee, in its discretion, may negotiate an alternative arrangement with the Chairman of the Board.

(a) Method of Electing. In order to elect form of payment, the Eligible Director must complete and deliver to the Secretary of the Corporation a written election, not later than 30 days after the date on which his or her annual term as a director commenced, designating the portion of the balance of his or her annual retainer for that year of service as a director that is to be paid in Common Shares and the portion that is to be deferred into Deferred Share Units and the portion that is to be paid in cash. If no election is made, and no prior election remains effective, the Eligible Director shall be deemed to have elected to be paid the balance of the annual retainer in cash.

(b) Common Share Awards. If an Eligible Director elects to receive a portion of his or her annual retainer in the form of Common Share Awards, the Corporation shall transfer in cash, net of any applicable withholdings, the amount which the Eligible Director has elected be paid in Common Shares to a trust or custodial account, the trustee or custodian of which (the "Trustee") shall, on the Purchase Date, use such cash to purchase Common Shares on The Toronto Stock Exchange. Each Eligible Director shall be allocated a number of Common Shares equal to the cash amount that he or she has elected to receive in the form of Common Shares, divided by the Average Cost per share of the Common Shares purchased by the Trustee pursuant to this paragraph. Following the Trustee's purchase of the Common Shares the Trustee shall distribute the Common Shares to the Eligible Directors within ten days after such purchase or on such other date as is selected by the Eligible Director. Any fractional shares shall be paid in cash.



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(c)      Deferred Share Units. That portion of an Eligible Director's annual retainer to be paid in the form of Deferred Share Units, Director will be credited to an account maintained for the Eligible Director on the books of the Corporation, as of the Purchase Date. The number of Deferred Share Units (including fractional Deferred Share Units) to be credited shall be determined by dividing the amount of annual retainer to be deferred into Deferred Share Units by the Average Cost, or if Average Cost has not been established, by the Fair Market Value.


                  Deferred Share Units shall be credited with dividend equivalents when dividends are paid on Common Shares and such dividend equivalents shall be converted into additional Deferred Share Units based on the Fair Market Value of Common Shares on the date credited.

2.2.     Payment of Meeting and Chairmanship Fees

                  Fees payable for attending Board or committee meetings or for serving as Chair of a Board committee will be payable in cash.

2.3.     Adjustments and Reorganizations

                  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of Deferred Share Units outstanding under the Plan. In the event the Corporation is not the surviving corporation of a merger, consolidation or amalgamation with another corporation or in the event of a liquidation, reorganization and in the absence of any surviving corporation's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate settlements of Deferred Share Units.

2.4.     Termination of Board Service

                  No later than the last business day of the calendar quarter following termination of Board service by an Eligible Director to whom Deferred Share Units have been granted under the Plan, the Eligible Director will receive a lump sum payment, net of any applicable withholdings, (a) in cash equal to the number of Deferred Share Units credited to his or her account as of such date multiplied by the Fair Market Value of a Common Share on that day; or (b) in Common Shares equal in number to the Deferred Share Units credited to the Eligible Director's account. If the payment is to be made in Common Shares, the Corporation shall contribute to the Trustee an amount of cash sufficient to purchase the number of Common Shares to which the Eligible Director is entitled and the Trustee shall, as soon as practicable thereafter, purchase those Common Shares on a securities exchange on which the Common Shares are listed or traded. Any fractional shares shall be paid in cash based on the Fair Market Value of a Common Share.


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2.5.     Transferability of Awards

                  Deferred Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

2.6.     No Right to Service

                  Neither participation in the Plan nor any action under the Plan shall be construed to give any Eligible Director a right to be retained in the service of the Corporation.

2.7.     Unfunded Plan

                  Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

2.8.     Successors and Assigns

                  The Plan shall be binding on all successors and assigns of the Corporation and an Eligible Director, including without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director's creditors.

2.9.     Plan Amendment

                  The Board may amend the Plan as it deems necessary or appropriate.

2.10.    Plan Termination

                  The Board may terminate the Plan at any time. However, if so terminated, prior awards shall, at the discretion of the Board, either (a) become immediately payable, or (b) remain outstanding and in effect in accordance with their applicable terms and conditions.

2.11.    Governing Law

                  The Plan and all matters to which reference is made herein shall be governed by and construed in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.


Amended - July, 2001